LICENCE AGREEMENT

Exhibit 10.47

Licensor (‘us’, ‘we’ or ‘our’): Licensee (‘you’, or ‘your’):

Weston Office Solutions Ltd Amarin Pharmaceuticals Ireland Ltd

T/A Iconic Offices 77 Sir John Rogerson's Quay

81 Merrion Square South D02 NP08

Dublin 2 Ireland

D02 NR12

Ireland

Offices(s): Company REGISTRATION NUMBER:

Greenway 211-219

CENTRE: Billing contact details:

The Greenway Contact name: David Keenan

C Ardiluan Court Telephone: 0878541984

112-114 Stephens Green Email: david.keenan@amarincorp.eu

Dublin 2

D02TD28

ADDITIONAL CONTACTS:

Contact Name Contact Email Contact Role Your Invoicing Address:

77 Sir John Rogerson's Quay

D02 NP08

Ireland

Licence Start Date:

01/10/2022

Licence END Date:

30/09/2024

Service Retainer:

€55,200.00

Monthly Fee:

€27,600 (excl tax)

LICENCE AGREEMENT

By signing this agreement you confirm that you have read, understood and agree to abide by the conditions attached to the license.

Licensor Details LicensEE Details

Full Name: Liadh Grainger Full Name: \Dr David Keenan

Title: Sales Executive Title: \SVP Technical Operators, Director

Date: Date: \d2\

Signature: Signature:

\s1\ \s2\

LICENCE AGREEMENT

MONTHLY Licence

TOTAL:

€27,600.00

LICENCE FEE MONTHLY PRICE SERVICES QUANTITY MONTHLY PRICE

October 2022 €27,600.00

November 2022 €27,600.00

December 2022 €27,600.00

January 2023 €27,600.00

February 2023 €27,600.00

March 2023 €27,600.00

April 2023 €27,600.00

May 2023 €27,600.00

June 2023 €27,600.00

July 2023 €27,600.00

August 2023 €27,600.00

September 2023 €27,600.00

October 2023 €27,600.00

November 2023 €27,600.00

December 2023 €27,600.00

January 2024 €27,600.00

February 2024 €27,600.00

March 2024 €27,600.00

April 2024 €27,600.00

May 2024 €27,600.00

June 2024 €27,600.00

July 2024 €27,600.00

August 2024 €27,600.00

September 2024 €27,600.00

MONTHLY TOTAL:	€27,600.00	MONTHLY TOTAL:	€700.00

LICENCE AGREEMENT

SETUP FEES QUANTITY ONE-OFF FEE

Establishment Fee 21 €819.00

ONE-OFF Fee Total: €819.00

ADDITIONAL TERMS:

i.
The Licensor agrees to notify the Licensee when construction of Scotch House resumes and subsequently confirm the date for the relocation to Scotch House (“Scotch House start date”). The Licensee will have first right of refusal on suites 204, 205, 208, 209 at the agreed list price of €27,600 ex vat per month at Scotch House. Upon receipt of the confirmed completion date for Scotch House, the Licensee will have two (2) business days to provide written acceptance that they wish to relocate to Scotch House. If the Licensee accepts the relocation, an addendum will be affixed to this License agreement confirming the Licensee’s relocation to Suites 204, 205, 208 and 209 at Scotch House for the remainder of the License term ending 30th September 2024.
ii.
Should the Licensee wish to remain within Suites 211-219 at The Greenway, office suite license fees for the remaining term shall be at the then prevailing market rate as notified by the Licensor to the Licensee. The uplift in fees will apply from the Scotch House start date. For the avoidance of doubt, the capacity of Suites 211-219 at The Greenway is 60 workstations and shall be charged at the prevailing market rate.
iii.
If the Licensee agrees to relocate to Suites 204, 205, 208 & 209 in Scotch House, the below services and fit out works will commence:

The following services and pricing have been agreed:

Two (2) dedicated car parking spaces @€350 ex vat to be charged monthly.

The Licensee agrees to Iconic proceeding with the following scheduled works, fees will be borne by the Licensee:

Demolition of existing wall €2,100 ex vat

Make bulkhead for glass partition €650 ex vat

Supply and install of double-glazed partition with black frame €7,700 ex vat

Supply and install of double-glazed glass door €1,200 ex vat

Redecorate adjoining walls €350 ex vat

Subtotal cost €12,000 ex vat

The Licensee agrees to pay the below restoration charges upon notice of termination. For the avoidance of doubt this will be 3 (three) full calendar months prior to the license agreements end date. Should the Licensee wish to enact the break, the Licensee must pay the restoration fee at the end of month 9 (June 2022). All restoration works are to be completed post exit when The Licensee has vacated the office space.

Restoration

Removal of glass partition and glass door €1950 ex vat

Reinstatement of double slabbed acoustically insulated partition €5,500

LICENCE AGREEMENT

Paint new wall and adjoining walls €700 ex vat

Subtotal cost €8,150 ex vat

iv.
The Licensor agrees to a monthly fee of €27,600 + vat per month for the duration of this contract term. The fees on any renewal shall be at the then prevailing market rate as notified by the Licensor to the Licensee unless the monthly fees are updated due to the Licensee remaining in The Greenway as outlined in clause ii

v.
Should the Licensee wish to terminate within the fixed term, the Licensee must furnish the Licensor with three full calendar months written notice and must pay the outstanding balance on the contract net of the amount of the “service retainer” deposit.

vi.
The Licensor and Licensee agree to a Break Option at the end of month 12. Should the Licensee wish to enact the break, the Licensee must furnish the Licensor with three calendar months written notice. For the avoidance of doubt the Licensee must contact the Licensor in writing by the end of Month 9 (May 2023) should they wish to Terminate the Agreement at the end on Month 12 (September 2023).

vii.
The following services and pricing have been agreed:

Car Parking TBC

Internet requirements TBC

The Licensee shall be allowed to use Scotch House as their business address. The Licensor agrees to arrange for the weekly delivery of any mail to The Greenway.

For the duration of the Licensees time in The Greenway, the Licensor agrees to grant the licensee complimentary use of The Greenroom once a month on a half day basis valued at €500 ex vat. The Licensee will need to provide the Licensor with 2 weeks’ notice if booking The Greenroom. Standard meeting room T’s and C’s will apply.

The Licensor and Licensee understand there will be ongoing work in neighbouring building. As such, the Licensee agrees and understands that there may be some noise disturbance during this time. The Licensee agrees and understands that this disturbance is outside of the Licensor's control.

The Licensor agrees to provide sit/stand desks for 24 workstations.

The Licensor agrees to provide 3 TV screens to place in open plan and two smaller offices.

The Licensor agrees to execute the below layout labelled ‘’Exhibit A’’

One off set up costs will also apply they are broken down as follows: Establishment Fee @ €39.00 per person x 21 (keys, fobs & security settings). Service levels will be confirmed by the Centre Manager through the Move In Questionnaire and all additional services are as per the proposal. All per person charges will be billed as and when new employees join the office.

LICENCE AGREEMENT

Amended terms

1.6

Anti-competitive behaviour: The Licensee shall not at any time from the date on which the License commences to the expiry of 12 (twelve) months after the end date of the License, solicit, entice away any existing Licensee from the Licensor

1.7

Confidentiality: The terms of this agreement are confidential. Neither Iconic Offices nor the Licensee must disclose them without the other’s consent unless required to do so by law or an official authority or as needed in the ordinary course of business. This obligation continues after this agreement ends.

2.3 Providing the Services:

Access to the accommodation(s): Iconic Offices employees may need to enter the Licensee’s Office(s) and may do so at any time. However, unless there is an emergency or the Licensee has given notice to terminate, Iconic Offices will notify the Licensee(s) verbally or electronically in advance when Iconic needs access to carry out viewings (where the Licensee has given notice to terminate), testing, repair or works other than routine inspection, cleaning, and maintenance. Iconic Offices will also respect reasonable security procedures to protect the confidentiality of the Licensee’s business.

4.4 Ending this agreement immediately: To the maximum extent permitted by applicable law, Iconic Offices may (acting always in good faith) put an end to this agreement immediately by giving the Licensee notice and without need to follow any additional procedure if (a) the Licensee becomes insolvent, bankrupt, goes into liquidation or becomes unable to pay its debts as they fall due, or (b) the Licensee is in breach of one of its obligations which cannot be put right or which Iconic Offices have given the Licensee notice to put right and which the Licensee has failed to put right within fourteen (14) days of that notice, or (c) its conduct, and that of any party authorised and appointed and or invited by it or that of someone at the Building with its permission or invitation, is incompatible with ordinary office use

If Iconic Offices puts an end to this agreement for any of these reasons it does not put an end to any outstanding obligations, including additional services used and the monthly license fee. Notwithstanding the foregoing, any outstanding obligation would be limited to the lesser of the remaining license fee at the time of termination, or 3 (Three) months of the license value (€82,800 ex vat). For the avoidance of doubt the security deposit will be returned as outlined in amended term 9.2.

8.2 The extent of Iconic Offices liability: To the maximum extent permitted by applicable law, Iconic Offices is not liable to the Licensee in respect of any loss or damage the Licensee suffers in connection with this agreement, with the services or with the Licensee’s Office(s) unless Iconic Offices has acted negligently in causing that loss or damage. Iconic Offices is not liable for any loss because of Iconic Offices’ failure to provide a service because of a mechanical breakdown. In no event shall Iconic Offices be liable for any loss or damage unless the Licensee provides Iconic Offices written notice and gives Iconic Offices a reasonable time to put it right. If Iconic Offices is liable for failing to provide the Licensee with any service under this agreement, then subject to the exclusions and limits set out immediately below Iconic Offices will pay any actual and reasonable expenses the Licensee has incurred in obtaining that service from an alternative source. If the Licensee believes Iconic Offices has failed to deliver a service consistent with these terms and conditions the Licensee shall provide Iconic Offices written notice of such failure and give Iconic Offices a reasonable period to put it right.

8.3 Exclusion of consequential losses, etc. The Licensee and Licensor will not in any circumstances have any liability to the other for consequential, incidental or indirect damages or expenses including damages for loss of business, loss of profits, loss of anticipated savings, loss of or damage to data, third party claims or any consequential loss. Iconic offices strongly advise the licencee to insure against all such potential loss, damage, expense, or liability.

LICENCE AGREEMENT

9.2 Service Retainer/ Security Payment: The Licensee shall pay to Iconic Offices no later than 2 (two) business days after the License is signed, the prepayment as specified in the agreement as security against all obligations entered into by the Licensee in this agreement. The Service Retainer / Security Payment is to be returned to the Licensee provided that the Licensee has complied with its obligations under this agreement, and subject to the deduction of an amount in respect of any outstanding invoices or deductions and will be refundable 30 (thirty) days after the end day of this agreement, or receipt of bank details for the return, whichever is later. It is the Licensor’s responsibility to ensure the Service Retainer/ Security Payment is returned to the Licensee before the last day of the twelfth calendar month after the end day of this agreement.

Iconic Offices is not required under regulation to hold these funds on account, but this does not negate Iconic Offices from its responsibilities to return of same. Iconic Offices also may opt to offer a rent-free period prior to the expiry of this term or any subsequent terms in lieu of part or all the Service Retainer/security payment. Licensee has the right to accept or reject such offer. Neither the giving of the Service Retainer / Security Payment nor any deduction from it by Iconic Offices shall relieve the Tenant from any of its obligations under this agreement or otherwise limit Iconic Offices’ right to recover against the Licensee for any breach of this agreement. Should the Service Retainer / Security Payment not be received by Iconic within 2 (two) working days of the signing of the agreement, Iconic Offices reserves the right to nullify this agreement.

9.6 In the event that the Licensee does not pay the total undisputed amount as stated on an invoice by the stipulated date Iconic Offices shall be entitled to: 1) On the 5th (fifth) day of the new month withdraw and stop partial or all services provided by Iconic Offices including, but not limited to internet, telephone, and electricity services.

2) On the 11th (eleventh) day of the new month enter the office and change the locks/keys without prior notice.

3) On the 14th (fourteenth) of the new month terminate the License agreement and claim all costs including legal fees associated with recovering all monies owed to Iconic Offices from the Licensee with immediate effect. 4) Subject to Data Protection Laws, the Licensor may register the Licensee with a credit rating agency if any debt of the Licensee to the Licensor remains unpaid for more than thirty (30) days.

9.7 Late payment Fee: If the Licensee has not paid their account in full of cleared funds by the due date, a late payment fee will be charged on the account. This fee will be €30.00 (thirty) Ex. VAT plus a 5% penalty on all overdue balances. If the Licensee disputes any part of an invoice the Licensee must pay the amount not in dispute by the due date or be subject to late fees. Iconic Offices also reserves the right to withhold services (including for the avoidance of doubt, denying the Licensee access to its accommodation(s) while there are any undisputed outstanding fees and/or interest or the Licensee is in breach of this agreement.

18 FORCE MAJEURE

Neither Party shall be in breach of this Agreement nor liable for delay in performing, or failure to perform, any of its obligations under this Agreement if such delay or failure result from events, circumstances or causes beyond its reasonable control. In such circumstances the affected Party shall be entitled to a reasonable extension of time for performing such obligations. If the period of delay or non-performance continues for four (4) weeks, the Party not affected may terminate this agreement by giving fourteen (14) days' written notice to the affected Party.

Amendments to House Rules

For the avoidance of doubt Clause 4.5 , 5.1 & 5.2 below refer to undisputed charges only.

4.5. Cross Default: The Client agrees that, if they are in default under a service agreement with Iconic Offices at a different building (“Different Location Agreement”) to the one specified in this Agreement, that Iconic Offices may recover any unpaid sums due under a Different Location Agreement from the Client under this Agreement and that Iconic Offices may, in particular (but not limited to), withhold services under this Agreement or deduct sums from the retainer held under this Agreement in respect of such unpaid sums.

LICENCE AGREEMENT

5.1. Standard services: The standard fee and any fixed, recurring services requested by the Client are payable in advance, by the 25th day (or such other day as Iconic Offices designates) of each month following the date the Client receives their invoice. Where a daily rate applies, the charge for any such month will be 30 times the standard fee. For a period of less than a month the standard fee will be applied on a prorated basis. Recurring services will be provided by Iconic Offices at the specified rates for the duration of your Agreement (including any renewal). Any changes to monthly reoccurring services can be made in writing to the Building/ Community Manager with 1 calendar month notice. 5.2. Pay-as-you-use and Additional Variable Services: Fees for pay-as-you-use services, plus applicable taxes, in accordance with our published rates which may change from time to time, are invoiced in arrears and payable on the 25th day (or such other day as we designate) of the month following the calendar month in which the additional services were provided.

2. USE PREVENTION CLAUSE

2.1 Subject to Special Term 2.2 below, if a Use Prevention Measure takes effect, payment of the License Fee and outgoings shall be deferred on a daily basis in respect of the period from and including the Use Prevention Date until the Use Prevention End Date.

2.2 The License Fee shall not be deferred under Special Term 2.1 above if at any time from and including the Use Prevention Date and before the Use Prevention End Date, the Licensee uses all or part of the Office or the Use Prevention Measure was imposed as a direct result of any act or omission of the Licensee.

2.3 The maximum amount of the Licensee Fee that may be deferred in any period of 12 months pursuant to this Special Term 2 shall be €27,600 Ex vat2.4 In this Special Term 2:

2.4.1 “Coronavirus” means the disease known as coronavirus disease (COVID-19) and the virus known as severe acute respiratory coronavirus 2 (SARS-CoV-2);

2.4.2 “Government” means local, regional or central government;

2.4.3 “Use Prevention Date” means the date on which a Use Prevention Measure takes effect;

2.4.4 “Use Prevention End Date” means the date on which the Use Prevention Measure ceases to take effect;

2.4.5 “Use Prevention Measure” means any requirement of the Government for the prevention or delay of the spread of Coronavirus which requires:

2.4.5.1 the Licensee to work from home unless essential for work, which is an essential health, social care or other essential service and cannot be done from home.

2.4.5.2 Iconic to prevent or restrict access to the Office or the Building for the Licensee (or its employees and customers) so that the Licensee is not able to use the office for its intended purposes

By signing this agreement you confirm that you have read, understood, and agree to abide by the conditions attached to the licence.

LICENCE AGREEMENT

TERMS AND CONDITIONS

Weston Office Solutions Ltd T/a Iconic Offices (herein referred to as Iconic or Iconic Offices) - Terms and Conditions

1. GENERAL TERMS

This Agreement

1.1

Nature of this agreement: This License Agreement is personal to the Parties hereto and is strictly not assignable by the Licensee and the Licensee shall not share or part with possession of this agreement or any part thereof. Iconic and this agreement gives the Licensee no legal or equitable interest in the property, other than the right to share the facilities within the building with Iconic Offices and any other entities appointed and authorised by Iconic Offices.

1.2

(The) Licensee unreservedly confirms that it did not rely upon any warranty or representation made by Iconic Offices in entering this agreement except those that are expressly set out in this agreement.

1.3

Where the Licensee comprises of more than one individual such individuals shall be jointly and severally liable to observe and perform the licensee’s obligations under this License Agreement.

1.4

Comply with House Rules: It is a condition of the within Agreement that the Licensee is subject to full compliance and adherence to all House Rules imposed by Iconic. A copy of said House Rules has been furnished to the Licensee before entering into this Agreement.

By execution hereof, the Licensee agrees to fully comply with the terms of said House Rules. Iconic reserves the right to amend said House Rules from time to time and will furnish a copy of the newly amended document to the Licensee. Licensee(s) and all authorised and appointed employees, agents, servants, and invitees must always comply with all applicable House Rules.

1.5Communication with employees and Iconic Offices: While this agreement is in force and for a period of six months after it ends, neither Iconic nor the Licensee may knowingly solicit or offer employment to any of the other’s staff employed in the Building or by Iconic. This obligation applies to any employee employed at the Building up to that employee’s termination of employment, and for three months thereafter. Nothing in this clause shall prevent either party from employing an individual who responds in good faith and independently to an advertisement, which is made to the public at large.

1.6

Anti-competitive behaviour: The Licensee shall not at any time from the date on which the License commences to the expiry of 12 (twelve) months after the end date of the License, solicit, entice away any existing Licensee from the Licensor. If the Licensee engages in any behaviour which results in an existing Licensee of the Licensor to terminate their License, the Licensee agrees to pay a sum equivalent to 6 (six) months License fees of the current License fees payable by that Licensee.

1.7

Confidentiality: The terms of this agreement are confidential. Neither Iconic Offices nor the Licensee must disclose them without the other’s consent unless required to do so by law or an official authority. This obligation continues after this agreement ends.

1.8

Applicable law: This agreement is interpreted and enforced in accordance with Irish laws. Iconic Offices and the Licensee both accept the exclusive jurisdiction of the courts of such jurisdiction. If any provision of these terms and conditions is held void or unenforceable under the applicable law, the other provisions shall remain in force.

2. SERVICES

2.1

Office Services: Iconic Offices is to provide during normal opening hours or where permitted by the Building 24 x 7 access. The complimentary services provided are, daily cleaning of common areas, daily cleaning of office where the Building is deemed “fully serviced”, lighting, heating, electricity & reasonable public liability, “Meet and greet” reception services are provided in some locations

LICENCE AGREEMENT

and the reception in specific locations will be manned 9am to 5.30pm Monday to Friday except for Bank and National Holidays. If Iconic decides that a request for any service is excessive, it reserves the right to charge an additional fee determined at the time of request. Licensees can only utilise the address that is reflected in their current agreement and each Licensee is responsible for the collection of mail from the communal letterbox supplied by the Building unless the location has a fully manned reception, in which instance the reception team will hold post for collection by Licensees at the front desk.

2.2

Iconic Offices IT: Iconic Offices does not make any representations as to the security of Iconic Offices’ network (or the internet) or of any information that the Licensee places on it. The Licensee should adopt all prudent security measures it believes are appropriate to its circumstances. Iconic Offices offers no guarantee whatsoever that a particular degree of availability will be attained in connection with the Licensee’s use of Iconic Offices’ network (or the internet). The Licensee’s sole and exclusive remedy shall be the remedy of such failure by Iconic Offices within a reasonable time after written notice. Iconic, via their appointed IT contractor, provide the preparation of each individual suite so that each company has: a) their own secure and private network (VLAN) b) access to both a shared building Wireless Private and Guest network c) shared Internet Connectivity with other companies in the building. If a Licensee has any requirement outside of these three items they should contact, or have their IT company contact, Iconic Offices’ appointed IT contractor to discuss the specific requirements. Additional charges may apply where specific or specialised IT work is required.

2.3 Providing the Services:

Access to the accommodation(s): Iconic Offices employees may need to enter the Licensee’s Office(s) and may do so at any time. However, unless there is an emergency or the Licensee has given notice to terminate, Iconic Offices will attempt notify the Licensee(s) verbally or electronically in advance when Iconic needs access to carry out viewings (where the Licensee has given notice to terminate), testing, repair or works other than routine inspection, cleaning, and maintenance. Iconic Offices will also endeavor to respect reasonable security procedures to protect the confidentiality of the Licensee’s business.

3. ACCOMMODATION

3.1 Accommodation(s):

The Licensee must not alter any part of its accommodation and must take good care of all parts of the Building, its equipment, fixtures, fittings, and furnishings which the Licensee uses. The Licensee is liable for any damage caused by its employees, contractors, agents, or other persons invited to the premises by the Licensee.

3.2 Office furniture and office customisation: The Licensee must take good care of all parts of the Iconic Offices building, its equipment, fittings, and furnishings that they use. The Licensee must not alter any part of the accommodation without prior written consent by Iconic Offices. If the Licensee has introduced customization of the Licensee’s private office space, upon exiting the premises at the point of termination, the Licensee is to reinstate the premises to the original condition it was in prior to the building works commencing.

3.3 I.T. and Telecoms equipment: The Licensee must not install any cabling, IT or telecom connections without Iconic Office’ consent in writing, which Iconic may refuse at its absolute discretion. Iconic Offices will charge a separate fee should a Licensee wish to install an internet line separate to that provided by Iconic. This fee is €35 (thirty-five Euro) + VAT per person and should be considered a concession fee. As a condition to Iconic Offices’ consent, the Licensee must permit Iconic to oversee any installations (for example IT or electrical systems) and to verify that such installations do not interfere with the use of the Office(s) by other Licensees or Iconic Offices or any landlord of the building.

3.4 If the Building is no longer available: If Iconic is permanently unable to provide the services and Office(s) at the Building stated in this agreement, then this agreement will end, and the Licensee will only have to pay monthly license fees up to the date it ends and for the additional services the Licensee has used. Iconic Offices will attempt to find suitable alternative Office(s) for the Licensee at another Iconic Buildings only. If no alternative within the Iconic Offices portfolio is deemed suitable by either party, then Licensee is released from its obligations as stated and Iconic shall have no further obligation or responsibility to Licensee.

4. RENEWAL AND ENDING YOUR MEMBERSHIP

4.1 All notices must be in writing: Notices to the Licensee will be considered served if handed personally or emailed to the legal representative or authorised representative of the business who was the signatory to this agreement. Notices to Iconic Offices will be considered served if mailed by registered mail to Iconic Offices’ registered address or by email to one of its nominated Building Managers, Community Team Leads or to a Director of Iconic Offices.

4.2 Duration: This agreement lasts for the period stated herein and then will be extended automatically for successive periods equal to the current term but no less than 3 (three) months until said Term is terminated by the Licensee or by Iconic Offices. All periods shall run to the last day of the

LICENCE AGREEMENT

month in which they would otherwise expire. The fees on any renewal will be at the then prevailing market rate as notified by Iconic. Automatic renewal will occur should the Licensee fail to provide Iconic Offices 3 (three) full calendar months’ written notice. The Licensor will endeavour to provide a courtesy reminder prior to the renewal notice period within this agreement.

Terminating the agreement

4.3 Bringing this agreement to an end: No later than three (3) months before the end of the Term as outlined on page 1 (one) of this agreement, notice must be given in writing either by Iconic Offices or the Licensee to the other Party notifying the other Party that they intend to terminate this agreement at the end date stated in it, or at the end of any extension or renewal period. If an automatic renewal has been applied the termination will be effective at the end of the term stipulated in the automatic renewal. However, if this agreement, extension, or renewal is for three months or less and either Iconic or the Licensee wishes to terminate it, the notice period is two months or (if two months or shorter) two weeks less than the period stated in this agreement. The Licensee will be released from their obligations under this License and allowed to terminate prior to the end date of this License subject to the Licensee paying Iconic the full agreement obligation for the unexpired term, together with all other outstanding invoices. Upon settlement of these terms, the service retainer will then subsequently be refunded to the Licensee within 30 days of payment.

4.4

4.4 Ending this agreement immediately: To the maximum extent permitted by applicable law, Iconic Offices may put an end to this agreement immediately by giving the Licensee notice and without need to follow any additional procedure if (a) the Licensee becomes insolvent, bankrupt, goes into liquidation or becomes unable to pay its debts as they fall due, or (b) the Licensee is in breach of one of its obligations which cannot be put right or which Iconic Offices have given the Licensee notice to put right and which the Licensee has failed to put right within fourteen (14) days of that notice, or (c) its conduct, and that of any party authorised and appointed and or invited by it or that of someone at the Building with its permission or invitation, is incompatible with ordinary office use . If Iconic Offices puts an end to this agreement for any of these reasons it does not put an end to any outstanding obligations, including additional services used and the monthly license fee for the remainder of the period for which this agreement would have lasted if Iconic Offices had not ended it.

remainder of the period for which this agreement would have lasted if Iconic Offices had not ended it.

.

4.5 When this agreement terminates, the Licensee shall vacate the Office(s) immediately, leaving the Office(s) in the same condition as it was when the Licensee entered the premises. Upon the licensee’s departure or if the Licensee, at its option, chooses to relocate to different rooms/workstations within the Building, Iconic will charge an Office Restoration Service fee to cover normal cleaning procedures and to return the Office(s) to its original state. The standard restoration fee is €20 (twenty Euro) + VAT per square meter. Iconic Offices reserves the right to charge additional reasonable fees for any repairs needed above and beyond normal wear and tear. If the Licensee leaves any property in the Building Iconic may dispose of it at the Licensee’s cost in any way Iconic Offices chooses without owing the Licensee any responsibility for it or any proceeds of sale. When a Licensee vacates its Office(s) the Licensee must establish a mail redirection service with An Post for a minimum of 3 (three) months. If the Licensee continues to receive mail at the Buildings address after this agreement has ended, Iconic Offices will not be responsible for any loss, claim or liability incurred because of the Licensee’s failure to redirect their mail. All correspondence received post a Licensee moving out will be disposed of within 24 (twenty-four) hours of it being received at the Building.

4.6 Keys, access fobs and passes: On or before the expiry of this agreement the Licensee must return to Iconic all keys and other means of access to the office and the building. Whenever any key(s) or other means of access is lost the Licensee is to report such loss forthwith to Iconic Offices and incur the cost to replace such key(s) or other means of access as well as the cost of replacing any lock/keys changed by Iconic for other tenants.

5. OBLIGATIONS AND LICENSE CONDUCT

5.1 Furnished office accommodation(s): Iconic Offices is to provide the number of serviced and furnished Office(s) for which the Licensee has agreed to pay in the Building as stated in this agreement. This agreement lists the Office(s) Iconic Offices has initially allocated for the Licensee’s use.

Occasionally Iconic may need to allocate different accommodation(s), but these Office(s) will be reasonably equivalent in quality and size and Iconic will notify the Licensee with respect to such different Office(s) at least 30 (thirty) days in advance.

LICENCE AGREEMENT

5.1 Insurance: It is the Licensee’s responsibility to arrange insurance for its own property which it brings into the Building and for its own liability to its employees and to third parties. Iconic strongly recommends that the Licensee put such insurance in place. For the avoidance of doubt, the Licensee is advised to possess contents insurance and public liability.

5.2. Security: Where Iconic Buildings are unmanned, they rely 100% on its occupants to securely lock the premises upon exiting the Building. It is the sole responsibility of the last person exiting the Licensee’s office space to securely turn off the lights and lock all windows and doors the Licensee has access to. In the case of an incident occurring failure to comply by the terms of this may result in liability being placed on the Licensee responsible.

6 USE

6.1 The Licensee must only use the Office(s) for office purposes. Office use of a “retail” or “medical” nature, involving frequent visits by members of the public, is not permitted unless permission is given in writing by Iconic. Residing overnight in the premises is also not permitted.

6.2 The Licensee must not carry out a business that competes with Iconic Offices provision of serviced offices or its ancillary services.

6.3 The Licensee’s name and address: The Licensee may only carry out its business in its registered name stipulated in this agreement or a trading name disclosed to the Licensor in writing.

6.4 Use of the Building Address: The Licensee may use the Building address as its business address. Any other uses are prohibited without Iconic Offices prior written consent. For the avoidance of doubt, the Licensee may not register its business at an Iconic Offices Building unless agreed upon in writing by the Licensor.

7 COMPLIANCE

7.1 Comply with the law: The Licensee must comply with all relevant laws and regulations in the conduct of its business. The Licensee must do nothing illegal in connection with its use of the Building. The Licensee must not do anything that may interfere with the use of the Building by Iconic Offices or by others, cause any nuisance or annoyance, increase the insurance premiums Iconic Offices must pay, or cause loss or damage to Iconic Offices (including damage to reputation) or to the owner of any interest in the building which the Licensee is using. The Licensee acknowledges that (a) the terms of the foregoing sentence are a material inducement in Iconic Offices execution of this agreement and (b) any violation by the Licensee of the foregoing sentence shall constitute a material default by the Licensee hereunder, entitling Iconic Offices to terminate this agreement, without further notice or procedure.

7.2 The Licensee acknowledges and accepts that its personal data may be transferred or made accessible to all entities of the Iconic Offices group, wherever located, for the purposes of providing the services herein.

8 ICONIC OFFICES LIABILITY

8.1 Availability at the start of this agreement: If for any reason Iconic Offices cannot provide the Office(s) stated in this agreement by the date when this agreement is due to start it has no liability to the Licensee for any loss or damages, but the Licensee may cancel this agreement without penalty. Iconic will not charge the Licensee the monthly licence fee for Office(s) the Licensee cannot use until it becomes available. Iconic may delay the start date of this agreement provided it provides to the Licensee alternative Office(s) that shall be at least of equivalent size to the Office(s) stated in this agreement.

8.2 The extent of Iconic Offices liability: To the maximum extent permitted by applicable law, Iconic Offices is not liable to the Licensee in respect of any loss or damage the Licensee suffers in connection with this agreement, with the services or with the Licensee’s Office(s) unless Iconic Offices has acted negligently in causing that loss or damage. Iconic Offices is not liable for any loss because of Iconic Offices’ failure to provide a service because of mechanical breakdown, strike, termination of Iconic Offices.. In no event shall Iconic Offices be liable for any loss or damage unless the Licensee provides Iconic Offices written notice and gives Iconic Offices a reasonable time to put it right. If Iconic Offices is liable for failing to provide the Licensee with any service under this agreement, then subject to the exclusions and limits set out immediately below Iconic Offices will pay any actual and reasonable expenses the Licensee has incurred in obtaining that service from an alternative source. If the Licensee believes Iconic Offices has failed to deliver a service consistent with these terms and conditions the Licensee shall provide Iconic Offices written notice of such failure and give Iconic Offices a reasonable period to put it right.

8.3 Exclusion of consequential losses, etc. Iconic offices will not in any circumstances have any liability for loss of business, loss of profits, loss of anticipated savings, loss of or damage to data, third party claims or any consequential loss unless iconic offices otherwise agree in writing. Iconic offices strongly advise the licencee to insure against all such potential loss, damage, expense, or liability.

LICENCE AGREEMENT

9. FEES AND CHARGES

9.1 Taxes and miscellaneous charges: The Licensee agrees to pay the VAT applicable to each invoice submitted by Iconic Offices to the Licensee.

9.2

Service Retainer/ Security Payment: The Licensee shall pay to Iconic Offices no later than 2 (two) business days after the License is signed, the prepayment as specified in the agreement as security against all obligations entered into by the Licensee in this agreement. The Service Retainer / Security Payment is to be returned to the Licensee provided that the Licensee has complied with its obligations under this agreement, and subject to the deduction of an amount in respect of any outstanding invoices or deductions and will be refundable 30 (thirty) days after the end day of this agreement, or receipt of bank details for the return, whichever is later. It is the Licensee’s responsibility to ensure the Service Retainer/ Security Payment is returned to the Licensee before the last day of the twelfth calendar month after the end day of this agreement. There is no obligation on the Licensor to return the Service Retainer/ Security Payment if not requested by the Licensee.

Iconic Offices is not required under regulation to hold these funds on account, but this does not negate Iconic Offices from its responsibilities to return of same. Iconic Offices also may opt to offer a rent-free period prior to the expiry of this term or any subsequent terms in lieu of part or all the Service Retainer/security payment. Neither the giving of the Service Retainer / Security Payment nor any deduction from it by Iconic Offices shall relieve the Tenant from any of its obligations under this agreement or otherwise limit Iconic Offices’ right to recover against the Licensee for any breach of this agreement. Should the Service Retainer / Security Payment not be received by Iconic within 2 (two) working days of the signing of the agreement, Iconic Offices reserves the right to nullify this agreement.

9.3 Iconic Offices may require the Licensee to pay an increased Service Retainer/ Security Payment if outstanding fees exceed the Service Retainer/ Security Payment held and/or the Licensee frequently fails to pay Iconic Offices when due.

9.3.1. Iconic Offices may require the Licensee to pay an increase Service Retainer/ Security Payment if there has been an uplift in the monthly rental amount.

9.4The Licensee will be charged an office set up fee per occupant. Fee amounts are stated in the House Rules and within the proposal documents which can be requested at any time.

9.5 Payment: The monthly office fee and any recurring services requested by the Licensee will be payable monthly and in advance. Unless otherwise agreed in writing these recurring services will be provided by Iconic Offices at the specified rates for the duration of this agreement (including renewal). Payment will be due on the or before the 25th of each month. Pay-as-you-use services (published rates may change from time to time) plus applicable taxes are invoiced in arrears and are payable the 25th of the month following the calendar month in which the additional services were provided. The Licensor requests the Licensee sign up to Direct Debit payments, failure to do so will incur an additional 3.5% surcharge which will be applied to the Licensee’s next invoice.

9.6 In the event that the Licensee does not pay the total amount as stated on an invoice by the stipulated date Iconic Offices shall be entitled to: 1) On the 5th (fifth) day of the new month withdraw and stop partial or all services provided by Iconic Offices including, but not limited to internet, telephone, and electricity services.

2) On the 11th (eleventh) day of the new month enter the office and change the locks/keys without prior notice.

3) On the 14th (fourteenth) of the new month terminate the License agreement and claim all costs including legal fees associated with recovering all monies owed to Iconic Offices from the Licensee with immediate effect. 4) Subject to Data Protection Laws, the Licensor may register the Licensee with a credit rating agency if any debt of the Licensee to the Licensor remains unpaid for more than thirty (30) days.

9.7 Late payment Fee: If the Licensee has not paid their account in full of cleared funds by the due date, a late payment fee will be charged on the account. This fee will be €30.00 (thirty) Ex. VAT plus a 5% penalty on all overdue balances. If the Licensee disputes any part of an invoice the Licensee must pay the amount not in dispute by the due date or be subject to late fees. Iconic Offices also reserves the right to withhold services (including for the avoidance of doubt, denying the Licensee access to its accommodation(s) while there are any outstanding fees and/or interest or the Licensee is in breach of this agreement.

9.8 Insufficient Funds: The Licensee will pay a fee for any returned cheque or any other declined payments due to insufficient funds. This fee will be €30.00 (thirty) Ex. VAT.

LICENCE AGREEMENT

9.9 Standard services: The monthly License fee and any recurring services requested by the Licensee are payable monthly in advance. Unless otherwise agreed in writing, these recurring services will be provided by Iconic at the specified rates for the duration of this Agreement (including any renewal). Increases or changes to service levels should be agreed in writing with the Community Manager with 1 (one) calendar months’ notice.

Where a daily rate applies, the charge for any such month will be 30 (thirty) times the daily fee. For a period of less than a month the fee will be applied daily.

9.10 Pay-as-you-use and additional variable services: Fees for pay-as-you-use services, plus applicable taxes, in accordance with Iconic Offices’ published rates which may change from time to time, are invoiced in arrears and payable the month following the calendar month in which the additional services were provided.

9.11 Discounts, Promotions and Offers: If the Licensee benefited from a special discount, promotion or offer, Iconic Offices may discontinue that discount, promotion or offer without notice if the Licensee breaches these terms and conditions or becomes overdue on payment on 2 (two) or more occasions. On the renewal of an agreement these benefits will expire.

10 DATA PROTECTION

10.1 Each Party shall comply with the Data Protection Laws applicable to it in connection with this Agreement and shall not cause the other Party to breach any of its obligations under Data Protection Laws.

The Parties agree that the Receiving Party will Process Personal Data as the Processor on behalf of the Disclosing Party which shall act as a Controller of such Personal Data in connection with this Agreement.

10.2.1
The Processor shall, or shall ensure that its sub-contractor shall:
10.2.2.
Process the Personal Data only on behalf of the Controller, only for the purposes of performing its obligations under this Agreement, and only in accordance with instructions contained in this Agreement or instructions received in writing from the Controller from time to time. The Processor shall notify the Controller if, in its opinion, any instruction given by the Controller breaches Data Protection Laws or other applicable law.

10.2.3.
Not otherwise modify, amend, or alter the contents of the Personal Data or disclose or permit the disclosure of any of the Personal Data to any third party (including without limitation the Data Subject) unless specifically authorised in writing by the Controller.

10.2.4.
Only grant access to the Personal Data to persons who need to have access to it for the purposes of performing this Agreement.

10.2.5.
Ensure that all persons with access to the Personal Data are subject to an obligation of confidentiality in respect of the Personal Data.

10.2.6.
Considering the nature of the Processing and the information available to the Processor, assist the Controller in ensuring compliance with the Controller’s obligations under Data Protection Laws.

10.2.7.
Implement and maintain appropriate technical and organisational measures to protect Personal Data against unauthorised or unlawful access; unauthorised or unlawful alteration, disclosure, destruction or damage; unauthorised or unlawful Processing and accidental loss, alteration, disclosure, destruction or damage.

10.2.8.
Notify any loss, damage, or destruction of Personal Data (“Security Breach”) to the Controller as soon as reasonably practicable and in any event within 24 hours of becoming aware of a Security Breach and provide all reasonable assistance to the Controller in relation to the notification of such breach to the Data Protection Commission and any other applicable Supervisory Authority and any Data Subject.

10.2.9.
not engage another processor (a "Sub-Processor") to process the Personal Data on its behalf without specific written consent of the Controller, approving a named Sub-Processor, such consent always subject to the Processor binding any Sub-Processor by written agreement, imposing on the Sub-Processor obligations in relation to the Personal Data equivalent to those set out in this Agreement.

10.2.10.
Notify the Controller (within seven days) if it receives:

LICENCE AGREEMENT

10.2.10.1.
A request from a Data Subject to have access to that person's Personal Data or to Rectify that person's Personal Data or to restrict Processing of that person’s Personal Data or port that person’s Personal Data.

10.2.10.2.
A notice from a Data Subject objecting to the Processing of that person’s Personal Data or stating that that person is not to be subject to a decision based on automated Processing.

10.2.10.3.
A complaint or request relating to the Controller's obligations under Data Protection Laws; or

10.2.11.
Any other communication relating directly or indirectly to the processing of any Personal Data in connection with this Agreement.

10.2.12.
Not act in relation to any communication it receives under Clause 10.2.10. unless compelled by law or a regulator, without the Controller's prior approval, and shall comply with any reasonable instructions the Controller gives in relation to such communication.

10.2.13.
Cooperate with all reasonable requests of the Controller concerning any complaint or request made in respect of any Personal Data (including in relation to reporting, investigation, mitigation, and remediation of any Security Breach).

10.2.14.
Immediately inform the Controller if, in its opinion, compliance with any instruction of the Controller under this Agreement would breach Data Protection Laws.

10.2.15.
Not transfer Personal Data outside of the European Economic Area without the prior written consent of the Controller. The provisions in this Clause shall not apply if the transfer of Personal Data is to a country outside of the-European Economic Area that the European Commission has recognised as providing an adequate level of data protection; and on termination of this Agreement and otherwise at the Controller's request, delete or return to the Controller the Personal Data, and procure that any party to whom the Processor has disclosed the Personal Data does the same.

10.2.16.
The Controller shall enter the Standard Contractual Clauses as set out with the relevant Processor for the purposes of any transfers of Personal Data by the Processor to a country outside of the European Economic Area. The provisions shall not apply if the transfer of Personal Data is to a country outside of the European Economic Area that the European Commission has recognised as providing an adequate level of data protection.

11 ASSIGNMENT

The Licensor may at any time assign, transfer, charge, or deal in any other manner with this Agreement or any of its rights under it including the Warranties, or sub-licence any or all its obligations under it. The Licensee shall not without the prior written consent of the Licensor assign, transfer, charge, or deal in any other manner with this Agreement or any of its rights under it or purport to do any of the same, nor sub-licence any or all its obligations under this Agreement.

12 SURVIVAL

Provisions of this Agreement which are either expressed to survive its termination or from their nature or context it is contemplated that they are to survive such termination, shall remain in full force and effect notwithstanding such termination.

13 NO PARTNERSHIP OR AGENCY

Nothing in this Agreement, and no action taken by the Parties pursuant to this Agreement, shall constitute, or be deemed to constitute, a partnership between the Parties, or shall constitute either Party as the agent, employee, or representative of the other.

14 VARIATION

No variation of or amendment to this Agreement shall bind either Party unless made in writing and signed by both Parties.

15 NON-APPLICATION OF CONTRA PROFERENTEM

If any ambiguity or question of intent or interpretation arises this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favouring or disfavouring any Party by virtue of the authorship of any of the terms of this Agreement.

LICENCE AGREEMENT

16 WAIVERS

A delay in exercising or a failure to exercise a right or remedy under or in connection with this Agreement shall not constitute a waiver of, or prevent or restrict the future exercise of, that or any other right or remedy, nor will the single or partial exercise of, that or any other right or remedy prevent or restrict the further exercise of that or any other right or remedy. A waiver of any right, remedy, breach, or default will only be valid if it is in writing and signed by the Party giving it and only in circumstances and for the purpose for which it was given and will not constitute a waiver of any other right, remedy, breach, or default.

17 SEVERABILITY

All the terms and provisions of this Agreement are distinct and severable. If any term or provision of this Agreement is held to be unenforceable, illegal, or void, in whole or in part, under any enactment, rule of law, judgment or by any court, regulatory authority or other competent authority, that term or provision or part shall, to that extent, be deemed not to form part of this Agreement, but the enforceability, legality and validity of the remainder of this Agreement shall not be affected and will remain in full force and effect.

18 FORCE MAJEURE

Neither Party shall be in breach of this Agreement nor liable for delay in performing, or failure to perform, any of its obligations under this Agreement if such delay or failure result from events, circumstances or causes beyond its reasonable control. In such circumstances the affected Party shall be entitled to a reasonable extension of time for performing such obligations. If the period of delay or non-performance continues for four (4) weeks, the Party not affected may terminate this agreement by giving fourteen (14) days' written notice to the affected Party. Notwithstanding the provisions of this Clause 18 all fees due and payable to the Licensor shall continue to accrue and be payable by the Licensee..

Iconic Offices - Terms & Conditions – V2MAY22.

I acknowledge and accept the terms as set out above as a fair and true guide as to the terms and conditions of an Iconic License Agreement. I have read and understood the automatic renewal clause and accept all terms contained above on behalf of the business to which I am an authorised signatory.

Licensor Details LicensEE Details

Full Name: Liadh Grainger Full Name:\ Dr David Keenan\

Title: Sales Executive Title:\SVP Technical Operators, Director

LICENCE AGREEMENT

Date: Date:\d2\

Signature: Signature:

\s2\

Exhibit A

LICENCE AGREEMENT

RAMP
LIFT 01
LIFT 02
MALE TOILETS
LIFT
LOBBY
FEMALE TOILETS
STAIRS A